Exhibit 99.1

Global Medical REIT Announces First Quarter 2022 Financial Results

Invests $24 Million in Medical Real Estate During First Quarter and $54 Million Year-to-Date,

with an additional $53 Million Under Contract

Bethesda, MD – May 4, 2022 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical office real estate investment trust (REIT) that owns and acquires purpose-built healthcare facilities and leases those facilities to strong healthcare systems and groups with leading market share, today announced financial results for the three months ended March 31, 2022.

First Quarter 2022 and Other Highlights

•	Net income attributable to common stockholders was $2.7 million, or $0.04 per diluted share, as compared to $1.8 million, or $0.03 per diluted share, in the comparable prior year period.
•	Funds from Operations (“FFO”) of $16.0 million, or $0.23 per share and unit, as compared to $12.7 million, or $0.23 per share and unit, in the comparable prior year period.
•	Adjusted Funds from Operations (“AFFO”) of $16.8 million, or $0.24 per share and unit, as compared to $13.6 million, or $0.24 per share and unit, in the comparable prior year period.
•	Increased total revenue 16.5% year-over-year to $31.9 million, primarily driven by the Company’s acquisition activity.
•	Completed four acquisitions encompassing an aggregate 80,781 leasable square feet, for an aggregate purchase price of $24.0 million and a weighted average cap rate of 7.2%. Subsequent to quarter end, completed an additional two acquisitions for an aggregate purchase price of $29.9 million at a weighted average cap rate of 6.5%.
•	Generated $8.3 million in gross proceeds from “at-the-market” (“ATM”) equity offerings at an average offering price of $17.38 per share.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “The first quarter provided a solid start to 2022 as our well-diversified portfolio continued to produce stable results.  We acquired $24 million in the first quarter at an average cap rate of 7.2%, and our pace picked up post-quarter end, with $30 million of acquisitions completed so far during the second quarter, and another $53 million under contract.  Markets remain competitive for the high quality assets that we target, even as uncertainty is heightened amid inflationary pressures, rising interest rates, and global issues.  Fortunately, we own a great portfolio of approximately $1.4 billion with a weighted average cap rate of 7.8%, providing strong and stable cash flows, and our balance sheet remains very strong, with ample capacity and liquidity to fund our growth objectives. As we look to the balance of the year, we remain confident in our prospects, and I want to thank our team for their continued hard work and contributions to our accomplishments.”

Financial Results

Rental revenue for the first quarter 2022 increased 16.6% year-over-year to $31.9 million, reflecting the growth in the Company’s portfolio. First quarter 2022 rental revenue includes $4.0 million of net lease expense recoveries, compared to $2.9 million in the comparable prior year period.

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Total expenses for the first quarter were $27.6 million, compared to $24.0 million for the comparable prior year period, reflecting higher operating, depreciation, and amortization expenses due primarily to the growth in the Company’s portfolio.

Interest expense for the first quarter was $4.8 million, compared to $5.0 million for the comparable prior year period. This change reflects the impact of a lower cost of funds compared to the prior year period.

Net income attributable to common stockholders for the first quarter totaled $2.7 million, or $0.04 per diluted share, compared to $1.8 million, or $0.03 per diluted share, in the comparable prior year period.

The Company reported FFO of $16.0 million, or $0.23 per share and unit and AFFO of $16.8 million, or $0.24 per share and unit, for the first quarter, which compares to FFO of $12.7 million, or $0.23 per share and unit, and AFFO of $13.6 million, or $0.24 per share and unit, in the comparable prior year period.

Investment Activity

During the first quarter of 2022, the Company completed four acquisitions, encompassing an aggregate 80,781 leasable square feet, for an aggregate purchase price of $24.0 million at a weighted average cap rate of 7.2%.

Since April 1, 2022, the Company completed two acquisitions, encompassing an aggregate 73,358 leasable square feet, for an aggregate purchase price of $29.9 million at a weighted average cap rate of 6.5%. As of May 2, 2022, the Company had four properties under contract for an aggregate purchase price of $52.6 million. These properties are currently in the due diligence period, and we can make no assurances that these acquisitions will close on a timely basis or at all.

As of May 2, 2022, the Company continued to have one property under contract to sell for gross proceeds of $44.6 million. The transaction is expected to be completed no earlier than September 2022. The transaction is subject to various closing contingencies and accordingly, it may not close on a timely basis or at all. The Company intends to reinvest the sales proceeds in future acquisitions.

Portfolio Update

As of March 31, 2022, the Company’s portfolio was 97.0% occupied and comprised of 4.4 million leasable square feet with an annualized base rent of $105.4 million. The weighted average lease term for the Company’s portfolio was 6.9 years with weighted average annual rental escalations of 2.0%. As of March 31, 2022, the Company’s portfolio rent coverage ratio was 5.0 times.

Balance Sheet and Equity Issuances

At March 31, 2022, total debt outstanding, including outstanding borrowings on the Credit Facility and notes payable (both net of unamortized debt issuance costs), was $586 million and our leverage was 43.7%. As of March 31, 2022, the Company’s debt carried a weighted average interest rate of 2.91% and a weighted average remaining term of 4.0 years. As of May 2, 2022, the Company’s unutilized borrowing capacity under the Credit Facility revolver was $171 million.

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During the quarter ended March 31, 2022, the Company issued 0.5 million shares of its common stock through its ATM program at an average offering price of $17.38 per share, generating gross proceeds of $8.3 million. From April 1, 2022 through May 2, 2022, the Company issued 0.1 million shares of its common stock through its ATM program, at an average offering price of $16.24 per share, generating gross proceeds of $1.9 million.

Dividends

On March 11, 2022, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of March 25, 2022, which was paid on April 8, 2022, representing the Company’s first quarter 2022 dividend payment. The Board also declared a $0.46875 per share cash dividend to holders of record as of April 15, 2022 of the Company’s Series A Preferred Stock, which was paid on May 2, 2022. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2022 through April 29, 2022.

2022 Annual Meeting

On February 24, 2022, the Board approved the meeting and record dates for the Company’s 2022 Annual Stockholders’ Meeting. The Meeting will be held on Wednesday, May 11, 2022. Stockholders of record as of March 15, 2022 will be eligible to vote at the Meeting.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Thursday, May 5, 2022 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-300-8521

International: 1-412-317-6026

Replay:

An audio replay of the conference call will be posted on the Company’s website.

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NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), FFO and AFFO. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and above and below market lease amortization expense), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest expense, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

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AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) recurring lease commissions, and (h) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable.

We define Adjusted EBITDAre as EBITDAre plus non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 15% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) receipt of significant COVID-19 relief funds that may cause reported coverage to differ materially from underlying performance. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for most recent month or month of acquisition, multiplied by 12 (or actual NOI where more reflective of property performance). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future contractual rental rate increases. Additionally, properties that are accounted for on a cash-collected basis are not included in annualized base rent.

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CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

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Global Medical REIT Inc.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	March 31, 2022	December 31, 2021
Assets
Investment in real estate:
Land	$155,529	$152,060
Building	1,002,087	985,091
Site improvements	19,596	19,021
Tenant improvements	60,154	58,900
Acquired lease intangible assets	130,790	127,931
	1,368,156	1,343,003
Less: accumulated depreciation and amortization	(157,132)	(143,255)
Investment in real estate, net	1,211,024	1,199,748
Cash and cash equivalents	1,854	7,213
Restricted cash	6,336	5,546
Tenant receivables, net	6,477	6,070
Due from related parties	451	163
Escrow deposits	7,697	5,957
Deferred assets	26,714	25,417
Derivative asset	12,692	1,236
Goodwill	5,903	5,903
Other assets	6,345	6,232
Total assets	$1,285,493	$1,263,485

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $7,570 and $8,033 at March 31, 2022 and December 31, 2021, respectively	$529,130	$514,567
Notes payable, net of unamortized debt issuance costs of $568 and $607 at March 31, 2022 and December 31, 2021, respectively	56,919	57,162
Accounts payable and accrued expenses	9,272	10,344
Dividends payable	15,823	15,668
Security deposits	4,616	4,540
Derivative liability	1,865	7,790
Other liabilities	7,090	7,709
Acquired lease intangible liability, net	8,161	8,128
Total liabilities	632,876	625,908
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2022 and December 31, 2021, respectively (liquidation preference of $77,625 at March 31, 2022 and December 31, 2021, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 65,400 shares and 64,880 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	65	65
Additional paid-in capital	720,306	711,414
Accumulated deficit	(168,089)	(157,017)
Accumulated other comprehensive income (loss)	10,757	(6,636)
Total Global Medical REIT Inc. stockholders' equity	637,998	622,785
Noncontrolling interest	14,619	14,792
Total equity	652,617	637,577
Total liabilities and equity	$1,285,493	$1,263,485

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Global Medical REIT Inc.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021

Revenue
Rental revenue	$31,852	$27,325
Other income	23	24
Total revenue	31,875	27,349

Expenses
General and administrative	4,197	4,383
Operating expenses	5,372	3,687
Depreciation expense	9,402	7,848
Amortization expense	3,777	3,005
Interest expense	4,801	5,037
Preacquisition expense	40	66
Total expenses	27,589	24,026

Net income	$4,286	$3,323
Less: Preferred stock dividends	(1,455)	(1,455)
Less: Net income attributable to noncontrolling interest	(170)	(112)
Net income attributable to common stockholders	$2,661	$1,756

Net income attributable to common stockholders per share – basic and diluted	$0.04	$0.03

Weighted average shares outstanding – basic and diluted	65,302	52,671

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Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended March 31,
	2022	2021

Net income	$4,286	$3,323
Less: Preferred stock dividends	(1,455)	(1,455)
Depreciation and amortization expense	13,151	10,826
FFO	$15,982	$12,694
Amortization of above market leases, net	199	60
Straight line deferred rental revenue	(1,195)	(1,404)
Stock-based compensation expense	1,287	1,715
Amortization of debt issuance costs and other	515	425
Preacquisition expense	40	66
AFFO	$16,828	$13,556

Net income attributable to common stockholders per share – basic and diluted	$0.04	$0.03
FFO per share and unit	$0.23	$0.23
AFFO per share and unit	$0.24	$0.24

Weighted Average Shares and Units Outstanding – basic and diluted	69,319	56,317

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	65,302	52,671
Weighted Average OP Units	1,672	1,764
Weighted Average LTIP Units	2,345	1,882
Weighted Average Shares and Units Outstanding – basic and diluted	69,319	56,317

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Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended March 31,
	2022	2021

Net income	$4,286	$3,323
Interest expense	4,801	5,037
Depreciation and amortization expense	13,179	10,853
EBITDAre	$22,266	$19,213
Stock-based compensation expense	1,287	1,715
Amortization of above market leases, net	199	60
Preacquisition expense	40	66
Adjusted EBITDAre	$23,792	$21,054

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